Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-11 of our report dated September 8, 2015 relating to the financial statements of Forward Profit Investing LLC as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading “Experts”.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 16, 2015